Exhibit 99.1

Aethlon Medical Announces $3.77 Million Registered Direct Offering Priced At-the-Market Under Nasdaq Rules

SAN DIEGO, January 17, 2020 /PRNewswire/ -- Aethlon Medical, Inc. (Nasdaq:AEMD) (the "Company"), a medical device technology company focused on developing products to diagnose and treat life and organ threatening diseases, today announced that it has entered into definitive agreements with certain institutional investors for the purchase in a registered direct offering of 1,885,378 shares of its common stock, at a purchase price per share of $2.00, priced at-the-market under Nasdaq rules. Additionally, Aethlon has agreed to issue to the investors unregistered warrants to purchase up to 942,689 shares of common stock. The warrants have an exercise price of $2.75 per share of common stock, will be exercisable immediately and will expire five and one-half years from the issuance date.

The closing of the offering is expected to occur on or about January 22, 2020, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to Aethlon, before deducting placement agent fees and other offering expenses, are expected to be approximately $3.77 million. The Company intends to use the net proceeds from this offering for working capital and other general corporate purposes.

The shares of common stock (but not the warrants or the shares of common stock underlying the warrants) are being offered by Aethlon pursuant to a "shelf" registration statement on Form S-3 that was originally filed on May 10, 2019 and declared effective by the Securities and Exchange Commission (“SEC”) on August 1, 2019 and the base prospectus contained therein (File No. 333-231397). The offering of the shares of common stock is being made only by means of a prospectus supplement that forms a part of the registration statement. A final prospectus supplement and accompanying base prospectus relating to the shares of common stock being offered will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, on the SEC's website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at 646-975-6996 or e-mail at placements@hcwco.com.

The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Aethlon and the Hemopurifier®

Aethlon is focused on addressing unmet needs in global health. The Aethlon Hemopurifier is a clinical-stage immunotherapeutic device designed to combat cancer and life-threatening viral infections. In cancer, the Hemopurifier depletes the presence of circulating tumor-derived exosomes that promote immune suppression.

These tumor derived exosomes also seed the spread of metastases and inhibit the benefit of leading cancer therapies. The Hemopurifier is an FDA designated "Breakthrough Device" related to the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes have been shown to participate in the development or severity of the disease cancer. The Hemopurifier also holds a Breakthrough Device designation related to life-threatening viruses that are not addressed with approved therapies.

Aethlon also owns 80% of Exosome Sciences, Inc., which is focused on the discovery of exosomal biomarkers to diagnose and monitor cancer and neurological disease progression. Additional information can be found online at www.AethlonMedical.com and www.ExosomeSciences.com.

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Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as "may," "believe," "anticipate," "expect," "intend," "plan," "project," "will," "projections," "estimate," "potentially" or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties and actual results may differ materially from the results anticipated in the forward-looking statements. These forward-looking statements are based upon Aethlon's current expectations and involve assumptions that may never materialize or may prove to be incorrect. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions related to the offering and use of proceeds, as well as risks and uncertainties associated with the Company's business and financial condition in general, including the risks and uncertainties described in the Company's Annual Report on Form 10-K for the year ended March 31, 2019, and in the Company's other filings with the SEC, including its quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Contacts

Jim Frakes, CFO
jfrakes@aethlonmedical.com
858-459-7800 extension 3300

SOURCE Aethlon Medical, Inc.

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